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Exhibit 99(a)

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PRELIMINARY PROXY

CARBON ENERGY CORPORATION
SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CARBON ENERGY CORPORATION

        The undersigned shareholder of Carbon Energy Corporation, a Colorado corporation (the Company), appoints Patrick R. McDonald and Kevin D. Struzeski, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of the Company which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held at [the principal offices of the Company located at 1700 Broadway, Suite 1150, Denver, Colorado] on [August     ], 2003 at                        .M., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

        The shares represented by this Proxy will be voted in accordance with the instructions of the undersigned shareholder when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This Proxy, if duly executed and returned, will be voted "for" the proposal described herein if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendations of the Board of Directors.

1.	The proposal to approve the merger of the Company into a subsidiary of Evergreen Resources, Inc. (Evergreen), as a result of which shareholders of the Company will receive 0.275 shares of Evergreen common stock for each share of Company common stock that they hold.	For ☐	Against ☐	Abstain ☐

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        THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE ACCOMPANYING PROXY STATEMENT.

Dated this            day of                        , 2003.

[Insert name as it appears on shareholder records.]	(SEAL) (SEAL)	PLEASE INSERT DATE OF SIGNING. SIGN EXACTLY AS NAME APPEARS AT LEFT. WHERE STOCK IS ISSUED IN TWO OR MORE NAMES, ALL MUST SIGN. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH. A CORPORATION SHOULD SIGN BY AN AUTHORIZED OFFICER AND AFFIX SEAL.

(You are requested to complete, sign and return this Proxy promptly.)

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  Exhibit 99(a)